Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dallas R. Arthur and David L. Costello, III as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form AC, Application for Conversion, of Bradford Bank MHC (the “Form AC”) and the Registration Statement on Form S-1 of Bradford Bancorp, Inc. (the “Form S-1”) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Form AC and the Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ Dallas R. Arthur	September 18, 2008
Dallas R. Arthur
President, Chief Executive Officer and Director
Bradford Bancorp, Inc.

President, Chief Executive Officer and Director
Bradford Bank MHC

President, Chief Executive Officer and Director
Bradford Mid-Tier Company

President, Chief Executive Officer and Director
Bradford Bank

/s/ David L. Costello, III	September 18, 2008
David L. Costello, III
Executive Vice President and Chief Financial Officer
Bradford Bancorp, Inc.

Executive Vice President and Chief Financial Officer
Bradford Bank MHC

Executive Vice President and Chief Financial Officer
Bradford Mid-Tier Company

Executive Vice President and Chief Financial Officer
Bradford Bank

/s/ John O. Mitchell, III	September 18, 2008
John O. Mitchell, III
Chairman of the Board
Bradford Bancorp, Inc.

Chairman of the Board
Bradford Bank MHC

Chairman of the Board
Bradford Mid-Tier Company

Chairman of the Board
Bradford Bank

G. Scott Barhight	September 18, 2008
G. Scott Barhight
Director
Bradford Bancorp, Inc.

Director
Bradford Bank MHC

Director
Bradford Mid-Tier Company

Director
Bradford Bank

/s/ Melvin C. Benhoff, Jr.	September 18, 2008
Melvin C. Benhoff, Jr.
Director
Bradford Bancorp, Inc.

Director
Bradford Bank MHC

Director
Bradford Mid-Tier Company

Director
Bradford Bank

/s/ Carl W. Brand, III	September 18, 2008
Carl W. Brand, III
Director
Bradford Bancorp, Inc.

Director
Bradford Bank MHC

Director
Bradford Mid-Tier Company

Director
Bradford Bank

Lawrence M. Denton
Director
Bradford Bancorp, Inc.

Director
Bradford Bank MHC

Director
Bradford Mid-Tier Company

Director
Bradford Bank

/s/ Gilbert D. Marsiglia, Sr.	September 18, 2008
Gilbert D. Marsiglia, Sr.
Director
Bradford Bancorp, Inc.

Director
Bradford Bank MHC

Director
Bradford Mid-Tier Company

Director
Bradford Bank

/s/ George K. Mister, Jr.	September 18, 2008
George K. Mister, Jr.
Director
Bradford Bancorp, Inc.

Director
Bradford Bank MHC

Director
Bradford Mid-Tier Company

Director
Bradford Bank